UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 9, 2011, Smithfield Foods, Inc. (the “Company”) entered into a new Second Amended and Restated Credit Agreement (the “ABL Credit Agreement”) among the Company, the subsidiaries of the Company party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch (“Rabobank”), as administrative agent, the lenders party thereto and the other agents and arrangers party thereto. In addition, on the same date, the Company entered into an accounts receivable securitization facility pursuant to a (1) Receivables Sale Agreement (“Receivables Sale Agreement”), among Smithfield Receivables Funding LLC, a wholly-owned “bankruptcy remote” special purpose indirect subsidiary of the Company (“SRF”), Smithfield, SFFC, Inc., Farmland Foods, Inc., The Smithfield Packing Company, Incorporated, Patrick Cudahy, LLC, Premium Pet Health, LLC, John Morrell & Co., Smithfield Global Products, Inc., and Armour-Eckrich Meats LLC and  (2) Credit and Security Agreement (“Receivables Credit Agreement”) among SRF, the Company, Rabobank, as the Administrative Agent and certain lenders and co-agents party thereto.

The ABL Credit Agreement and the Receivables Credit Agreement collectively provide the Company with loan commitments for up to $1.2 billion, and include the option, subject to certain conditions, to increase such commitments to $1.5 billion in the future.

In connection with the ABL Credit Agreement and the receivables securitization facility, the Company also entered into an amendment to the Company's $200 million term loan with Rabobank (the “Term Loan Amendment”) on June 9, 2011.

The ABL Credit Agreement, the receivables securitization facility and the Term Loan Amendment are discussed below.

ABL Credit Agreement

The ABL Credit Agreement provides for an asset-based revolving credit line of $925 million and provides for an option, subject to certain conditions, to increase the available commitments to $1.25 billion in the future. The ABL Credit Agreement replaces the Company's existing U.S. revolving credit facility. Availability under the ABL Credit Agreement will be based upon borrowing base valuations of the Company's inventory, accounts receivable and certain cash balances. The ABL Credit Agreement is scheduled to mature on June 9, 2016, subject to an earlier maturity date in March 2014 if the Company does not satisfy certain conditions related to the repayment of the Company's senior secured notes due 2014. A portion of the commitment under the ABL Credit Agreement not in excess of $300 million will be available for the issuance of letters of credit.

Loans under the ABL Credit Agreement credit facility bear interest at LIBOR plus a margin ranging from 2.50% to 3.25% per annum, or, at the election of the Company, at a base rate plus a margin ranging from 1.50% to 2.25% per annum, with either such margin varying according to the Company's consolidated total leverage ratio (the ratio of consolidated funded debt to EBITDA). Letters of credit issued under the ABL Credit Agreement accrue fees at a rate equal to the applicable margin for LIBOR loans. In addition, the Company is required to pay a commitment fee for the unused commitments under the credit facility, at rates ranging from 0.375% to 0.625% per annum depending on the Company's consolidated total leverage ratio.

The obligations under the ABL Credit Agreement are guaranteed by substantially all domestic subsidiaries of the Company and are secured pursuant to the Second Amended and Restated Pledge and Security Agreement by a first-priority lien on substantially all of the accounts receivable (other than those sold and financed pursuant to the receivables securitization facility), inventory, intellectual property and capital stock of the Company and the subsidiary guarantors. The Company's obligations under the ABL Credit Agreement are also secured by a second-priority lien on the real estate, equipment and other assets that secure the Company's obligations under its 2014 secured notes and the $200 million term loan with Rabobank on a first-priority basis.

The ABL Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to create liens and encumbrances; incur debt; make capital expenditures, make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of the Company's capital stock; in each case, subject to certain qualifications and exceptions.

In addition, the ABL Credit Agreement contains financial covenants requiring the Company to maintain a total consolidated leverage ratio (ratio of consolidated funded debt to capitalization) of, subject to certain exceptions, not more than 0.50 to 1.0 and a minimum interest coverage ratio (ratio of consolidated EBITDA to consolidated interest expense) of not less than 2.50 to 1.0. If the Company does not comply with the various covenants, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility and foreclose on the collateral.
Receivables Securitization Facility

The receivables securitization facility provides a $275.0 million securitization facility with a term of three years pursuant to the Receivables Sale Agreement and the Receivables Credit Agreement. Amounts available under the Receivables Credit Agreement may be used for loans to purchase receivables under the Receivables Sale Agreement or the issuance of letters of credit.

Under the Receivables Sale Agreement, certain subsidiaries of the Company (“Originators”) will transfer and sell, on an ongoing basis, all of their accounts receivable to SRF. SRF will accept an initial contribution of such accounts receivable and thereafter purchase such accounts receivable for a purchase price based on the outstanding balance of such accounts receivables less a discount. In most cases, the purchase price will be payable in cash or through the issuance and maintenance of letters of credit on behalf of the Originators. Once sold to SRF by an Originator, the accounts receivable, related assets and rights to collection purchased from the Originators will be separate and distinct from the assets of the Company and the Originators and will not be available to the creditors of the Company or the Originators should they become insolvent, although the receivables sold pursuant to the facility will be included in the Company's consolidated balance sheet as accounts receivable. SRF has granted a security interest in substantially all of its assets to secure its obligations under the Receivables Credit Agreement. The Company acts as initial servicer with respect to the collection of accounts receivable sold to SRF in consideration for a 1% per annum servicer fee.

Loans made to SRF under the Receivables Credit Agreement and unreimbursed drawings under outstanding letters of credit bear interest at LIBOR or, at the election of SRF, a base rate. In addition, a fee ranging from 1.25% to 2.00% per annum, depending on the Company's leverage ratio (the ratio of consolidated funded debt to EBITDA), accrues on outstanding loans and the aggregate amount of undrawn letters of credit. SRF is also obligated to pay certain monthly commitment fees in respect of the unused portion of the lenders' commitments under the Receivables Credit Agreement at rates generally ranging from 0.375% to 0.625% per annum.

Term Loan Amendment
Also on June 9, 2011, the Company and the Guarantors entered into the Term Loan Amendment. Among other things, the Term Loan Amendment extended the maturity date on its $200 million term loan with Rabobank from August 2013 to June 2016. In addition, the interest rate on the Rabobank term loan was reduced by 2% to an annual rate of interest equal to LIBOR plus a margin of 3.75%, or at the election of the Company, a base rate, plus a margin of 2.75%. With the exception of a $25 million amortization payment due in June 2015, no amortization of the Rabobank term loan is required prior to the maturity date. The Company may elect to prepay the Rabobank term loan at any time, subject to the payment of certain prepayment fees in respect of any voluntary prepayment prior to June 9, 2013 and other customary breakage costs.
The above descriptions are only a summary of the material terms and are qualified in their entirety by the actual terms of the ABL Credit Agreement, the Second Amended and Restated Pledge and Security Agreement, the Receivables Sale Agreement, the Receivables Credit Agreement and the Term Loan Amendment which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1
Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch , as Administrative Agent, the lenders party thereto, and the other agents and arrangers party thereto.

Exhibit 10.2
Second Amended and Restated Pledge and Security Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch , as Administrative Agent.

Exhibit 10.3
Receivables Sale Agreement, dated as of June 9, 2011, among Smithfield Receivables Funding LLC, the Company, SFFC, Inc., Farmland Foods, Inc., The Smithfield Packing Company, Incorporated, Patrick Cudahy, LLC, Premium Pet Health, LLC, John Morrell & Co., Smithfield Global Products, Inc., and Armour-Eckrich Meats LLC.

Exhibit 10.4	Credit and Security Agreement, dated as of June 9, 2011, among Smithfield Receivables Funding LLC, the Company, Rabobank, as the Administrative Agent and certain lenders and co-agents party thereto.

Exhibit 10.5
First Amendment to Term Loan Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as administrative agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 15, 2011	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 10.1
Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch , as Administrative Agent, the lenders party thereto, and the other agents and arrangers party thereto.

Exhibit 10.2
Second Amended and Restated Pledge and Security Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch , as Administrative Agent.

Exhibit 10.3
Receivables Sale Agreement, dated as of June 9, 2011, among Smithfield Receivables Funding LLC, the Company, SFFC, Inc., Farmland Foods, Inc., The Smithfield Packing Company, Incorporated, Patrick Cudahy, LLC, Premium Pet Health, LLC, John Morrell & Co., Smithfield Global Products, Inc., and Armour-Eckrich Meats LLC.

Exhibit 10.4	Credit and Security Agreement, dated as of June 9, 2011, among Smithfield Receivables Funding LLC, the Company, Rabobank, as the Administrative Agent and certain lenders and co-agents party thereto.

Exhibit 10.5
First Amendment to Term Loan Agreement, dated as of June 9, 2011, among the Company, the subsidiaries of the Company party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as administrative agent and the lenders party thereto.